Exhibit 10.7

Amendment No. 6
to
Subordinated Indemnity Agreement

This Amendment No. 6 to the Subordinated Indemnity Agreement (this “Amendment”) is entered into as of May 15, 2009 by and among Six Flags Operations Inc. (as successor to Six Flags Entertainment Corporation) (“SFEC”), Six Flags Theme Parks Inc., SFOG II, Inc., SFT Holdings, Inc., Historic TW Inc. (formerly known as Time Warner Inc.) (“TWX”), Warner Bros. Entertainment Inc. (as assignee of Time Warner Entertainment Company, L.P.), TW-SPV Co., Six Flags, Inc. (as successor to Premier Parks Inc.), the other subsidiaries of SFEC listed on the signature pages hereto (collectively, the “Subsequently Joined Subsidiaries”) and GP Holdings Inc., and amends in certain respects the Subordinated Indemnity Agreement, dated as of April 1, 1998, by and among the parties (or their predecessors in interest), as amended by Amendment No. 1 to Subordinated Indemnity Agreement, dated as of November 5, 1999, Amendment No. 2 to the Subordinated Indemnity Agreement, dated as of June 12, 2002, Amendment No. 3 to the Subordinated Indemnity Agreement, dated as of April 13, 2004, Amendment No. 4 to the Subordinated Indemnity Agreement, dated as of December 8, 2006 and Amendment No. 5 to the Subordinated Indemnity Agreement, dated as of April 2, 2007 (as so amended, the “Original Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

WHEREAS, on the date hereof, TW-SF LLC, a Delaware limited liability company and wholly owned subsidiary of TWX, is making a loan (the “Acquisition Company Loan”) to the Acquisition Subsidiaries to enable the Acquisition Subsidiaries to satisfy their obligations with respect to the Liquidity Put for the year 2009; and

WHEREAS, in connection with the making of the Acquisition Company Loan, the parties hereto wish to amend the terms of the Original Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.                                       Section 1.1.51 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

1.1.51                  “Required Obligations” shall mean, collectively, (i) the Georgia Agreements Obligations, (ii) the Texas Agreements Obligations, (iii) the Zero Coupon Notes Obligations, (iv) the obligations to pay any amounts required to be paid and to comply with any obligations required to be complied with by SFTP and its affiliates (determined after giving effect to the Merger) under the KO Agreements (as such term is defined in the Letter Agreement, dated as of February 9, 1997, among TWE, Boston Ventures Limited Partnership IV, and Premier Parks Inc. relating to the KO Agreements) and (v) each covenant, agreement and obligation to be performed or observed by any of Six Flags, Inc., Six Flags Operations Inc., Six Flags Theme Parks Inc. or the Acquisition Subsidiaries under the Acquisition Company Loan and the Guarantee; provided that the Required Obligations shall not include (i) any obligations of the Georgia Acquisition Subsidiaries or the Texas Acquisition Subsidiaries to purchase any

Units pursuant to the Accelerated Put provisions under the Texas Agreements and the Georgia Agreements, except as specifically provided in Section 4.2 hereunder; or (ii) the Excluded Obligations.

2.                                       Section 1.1.68 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

1.1.68                  “Triggering Default” shall mean (i) a “Default” as such term is defined in the Georgia Agreements (other than a Default that results from the failure of the TW Parties to perform their obligations with respect to an Accelerated Put as described in Section 4.3 hereof), (ii) a “Default” as such term is defined in the Texas Agreements (other than a Default that results from the failure of the TW Parties to perform their obligations with respect to an Accelerated Put as described in Section 4.3 hereof), (iii) an “Event of Default” as such term is defined in the Zero Coupon Note Indenture, other than as a result of TWE’s failure to comply with the provisions of Section 6.2.2 hereof, (iv) a default by any of the Holdco Parties of their covenants, agreements or obligations hereunder (other than an immaterial default that can be cured upon notice), (v) a failure by the Holdco Parties to pay any amounts owed to the TW Parties hereunder or to otherwise reimburse the TW Parties for any amounts paid by either of such parties under the Georgia Guarantees or the Texas Guarantees, (vi) a default by any of the Holdco Parties (or their successors in interest) in the observance or performance of any covenant, agreements or obligations on its part to be performed or observed under that certain Acquisition Company Liquidity Agreement, dated as of December 8, 2006, by and among the Holdco Parties (or their successors in interest), the TW Parties and the Acquisition Companies, (vii) an “Event of Default” as such term is defined in the Acquisition Company Loan,  (viii) if Holdco, SFEC, SFTP or any Subsidiary of SFEC that owns or operates a park (each, a “Specified Holdco Party”) becomes subject to a chapter 7 bankruptcy case or any other proceeding providing for its liquidation, dissolution or winding up, or (ix) the appointment of a trustee, examiner, liquidator or the like with respect to any Specified Holdco Party or all or any substantial part of a Specified Holdco Party’s property; provided, however, that (A) for purposes of the definition of “Triggering Default” and notwithstanding any provision to the contrary, a Triggering Default (other than due to a Specified Default), shall be deemed to continue in perpetuity from the date of its occurrence and the Holdco Parties shall not have the right to cure such Triggering Default unless such Triggering Default is cured within the shorter of (x) 90 days of the occurrence of such Triggering Default or (y) 45 days from date on which the TW Parties exercise their right to appoint directors to the board of directors of GP Holdings in accordance with the Organizational Documents of GP Holdings, in which case such Triggering Default shall be deemed to have continued until so cured, and (B) in no event shall the Holdco Parties be permitted to cure a Triggering Default due to a Specified Default without the prior written consent of the TW Parties (which consent may be withheld in the TW Parties’ sole discretion) and no such Triggering Default shall be deemed to be cured without such prior written consent of the TW Parties; provided, further, that nothing in the foregoing provisos shall impair or otherwise modify any of the rights or remedies of the TW Parties and/or any of their respective affiliates pursuant to any agreement or arrangement or otherwise (including, without limitation, pursuant to this Agreement, the Subordinated Indemnity Escrow Agreement, the Beneficial Share Assignment or the Organizational Documents of GP Holdings).

3.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.78 as follows:

1.1.78                  “Acquisition Company Loan” shall mean that certain Promissory Note, dated as of May 15, 2009, by and among the Acquisition Subsidiaries and TW-SF LLC.

4.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.79 as follows:

1.1.79                  “Exchange Offers” means, the Exchange Offer and the Consent Solicitation relating to the debt securities of Holdco, filed with the Securities and Exchange Commission on April 20, 2009, and the Exchange Offer and the Consent Solicitation relating to the convertible securities of Holdco, filed with the Securities and Exchange Commission on May 6, 2009.

5.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.80 as follows:

1.1.80                  “Guarantee” shall mean that certain Guarantee Agreement, dated as of May 15, 2009, by and among Six Flags Operations Inc., SFTP, Six Flags, Inc. and TW-SF LLC.

6.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.81 as follows:

1.1.81                  “Specified Default”  shall mean a Triggering Default due to (a) the failure of any of the Holdco Parties or the Acquisition Companies to make any payment when such payment is due, (b) the bankruptcy of any of the Acquisition Companies, (c) if following May 15, 2009 (1) the Holdco Parties shall complete the Exchange Offers, the subsequent bankruptcy of any such Holdco Parties, or (2) the Holdco Parties shall commence a bankruptcy case prior to September 12, 2009 and successfully reorganize, the subsequent bankruptcy of any such Holdco Parties, (d) any Specified Holdco Party becoming subject to a chapter 7 bankruptcy case or any other proceeding providing for its liquidation, dissolution or winding up, or (e) the appointment of a trustee, examiner, liquidator or the like with respect to any Specified Holdco Party or all or any substantial part of such Specified Holdco Party’s property.

7.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.82 as follows:

1.1.82                  “TW Management Election”  shall mean the appointment of directors to the board of directors of GP Holdings by the TW Parties in accordance with the Organizational Documents of GP Holdings.

8.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.83 as follows:

1.1.83                  “Warner Bros. License Agreements” means, collectively, the Retail License (#8898-TOON), dated as of January 1, 1998 (as amended), by and between Warner Bros. Consumer Products Inc. (as successor to Warner Bros. Consumer Products Division, a division of Time Warner Entertainment Company, L.P.)  and SFTP, and the Amended and Restated License Agreement #5854-WB/DC, dated as of April 1, 1998 (as amended), by and among Warner Bros. Consumer Products Inc. (as successor to Warner Bros. Consumer Products Division, a division of Time Warner Entertainment Company, L.P.), DC Comics, Six Flags, Inc. (as successor to Premier Parks Inc.) and SFTP.

9.                                       Section 6.1 of the Original Agreement is hereby amended by adding a new Section 6.1.14 as follows:

6.1.14                  Use of Intellectual Property.

(a)                                  Effective immediately upon the exercise of the TW Management Election (without notice to, or further assent by, the Holdco Parties or any other party), each Holdco Party hereby grants to each TW Party an irrevocable, nonexclusive, worldwide, royalty-free license, subject, in the case of trademarks owned by any Holdco Party, to sufficient rights to quality control and inspection in favor of such Holdco Party to avoid the risk of invalidation of said trademarks, to use, operate under, license, or sublicense, solely to the extent necessary to operate the Georgia Park and the Texas Park as each are operated immediately prior to the exercise of the TW Management Election, any and all copyrights, works of authorship, inventions, patents, trademarks, service marks, designs, logos, trade dress, domain names or confidential information (“Intellectual Property”) now owned or hereafter acquired and, in either case, used in connection with the operation of the Georgia Park or the Texas Park as operated immediately prior to the exercise of the TW Management Election.  Upon such exercise of the TW Management Election, the Holdco Parties agree to make available to the TW Parties their (a) marketing, strategic and other similar plans, (b) budgets, and (c) employees for the purpose of providing information regarding the use of the Intellectual Property, in each case, in connection with the operation of the Georgia Park and the Texas Park as such TW Parties may reasonably request.  To the extent that any Subsidiary of a Holdco Party now owns or hereafter acquires any Intellectual Property used in connection with the operation of the Georgia Park or the Texas Park as operated immediately prior to the exercise of the TW Management Election, such Holdco Party shall cause such Subsidiary to grant a license with the foregoing terms and conditions to each TW Party.

(b)                                 Each Holdco Party shall, and shall cause each of its respective Subsidiaries to, use commercially reasonably efforts to obtain as promptly as practicable from each Person (other than the Holdco Parties or their Subsidiaries) that owns or otherwise has rights to any Intellectual Property used by the Holdco Parties or any of their Subsidiaries in connection with the operation of the Georgia Park or the Texas Park as operated immediately prior to the exercise of the TW Management Election, any license, consent, approval or other authorization required to allow each TW Party to use, operate under or sublicense such Intellectual Property at all times during the exercise of the TW Management Election on the same terms and conditions as each such Holdco Party or such Subsidiary used, operated under or sublicensed such Intellectual Property immediately prior to the exercise of the TW Management Election, and to be used solely in connection with the operation of the Georgia Park or the Texas Park as operated immediately prior to the exercise of the TW Management Election; provided, however, without limitation to the foregoing, that the Holdco Parties shall use commercially reasonable efforts to obtain such consent, approval or other authorization with respect to the Tony Hawk, Johnny Rockets, Ben & Jerry’s, Panda, Coldstone Creamery, Papa John’s and Thomas the Tank Engine and Friends licenses as promptly as practicable after the date of Amendment No. 6 to this Agreement; provided, further, the Holdco Parties shall not be required to pay any fee or modify any of the terms and conditions of any of the foregoing licenses (other than technical modifications that are not adverse to the Holdco Parties) in connection with obtaining any such consent, approval or other authorization.  In connection therewith, the Holdco Parties agree that they will prepare and deliver appropriate consent or approval documents required by this subsection 6.1.14(b), in each case, in form and substance reasonably satisfactory to the TW Parties, to the applicable counterparty not later than 10 Business Days after the date of Amendment No. 6 to this Agreement.

10.                                 Section 6.1 of the Original Agreement is hereby amended by adding a new Section 6.1.15 as follows:

6.1.15                  Bankruptcy Obligations.  The Holdco Parties shall reaffirm, ratify and assume, as applicable, their respective obligations under this Agreement, the Warner Bros. License Agreements, the Acquisition Company Loan, the Guarantee, the SFTP/SFEC Georgia Guarantee and the SFTP/SFEC Texas Guarantee in connection with any bankruptcy plan of Holdco and its Subsidiaries or the assumption of the Beneficial Share Assignment Agreement.

11.                                 Section 6.1 of the Original Agreement is hereby amended by adding a new Section 6.1.16 as follows:

6.1.16                  Beneficial Share Assignment.  Simultaneously with Amendment No. 6 to this Agreement becoming effective, (a) Holdco shall a assign all of its rights, duties and obligations under the Beneficial Share Assignment to GP Holdings and GP Holdings shall accept such assignment shall assume such rights, duties and obligations (the “GP Holdings Beneficial Share Assumption”), (b) GP Holdings shall replace Holdco as a party to the Beneficial Share Assignment and (c) GP Holdings, Holdco and TW-SPV shall execute and deliver all such documents and amendments necessary to effect the foregoing.

12.                                 Section 6.2 of the Original Agreement is hereby amended by adding a new Section 6.2.6 as follows:

6.2.6                        Assumption of the Warner Bros. License Agreements.  In the event of a bankruptcy of SFTP, the TW Parties shall support the assumption of the Warner Bros. License Agreements by SFTP in connection with such bankruptcy proceeding; provided, that prior to any such assumption, SFTP shall ratify the Warner Bros. License Agreements and any and all defaults by SFTP under the Warner Bros. License Agreements (monetary or otherwise) shall have been cured and SFTP shall not be in violation of any of the terms thereof.

13.                                 Section 7.1 of the Original Agreement is hereby amended by deleting the word “and” before sub-clause (v) and adding the following sub-clause at the end thereof:

“; and (vi) the enforcement of this Section 7.1.”

14.                                 Section 7.3.4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

7.3.4                        Escrow Agreement.  Holdco and, prior to the exercise of the TW Management Election, the Acquisition Subsidiaries (the “Holdco Escrow Parties”), TWE and TWX covenant and agree to enter into concurrently with the execution of this Agreement an escrow agreement (the “Subordinated Indemnity Escrow Agreement”) pursuant to which an escrow agent (the “Escrow Agent”) reasonably satisfactory to the TW Parties shall maintain an escrow fund, the funding for which shall be determined on an annual basis and shall equal the sum of the “Escrow Amounts” in respect of each of Texas Fund and Georgia Fund.  For purposes of the Subordinated Indemnity Escrow Agreement, “Escrow Amounts” shall mean, for each year (commencing in 1999), with respect to each of Six Flags Over Texas Fund, Ltd. and Six Flags Fund, Ltd. (L.P.) (with reference to the Texas Overall Agreement and the Georgia Overall Agreement, respectively), (x) the excess of (i) the sum of (A) the “Minimum Amount” for the prior two years, plus (B) the “Base Rent” for such two prior years, over (ii) twice the earnings before depreciation and amortization and after minimum mandatory capital expenditures and cash interest expense for Texas Fund and Georgia Fund, as applicable, for the prior year, multiplied by (y) the percentage of the Texas Units or Georgia Units, as the case may be, owned by Persons other than the Acquisition Companies; provided, however, that beginning in 2012 and for each year thereafter, the aggregate Escrow Amounts for such year shall in no event be less than the Minimum Escrow Amount for such year.  “Minimum Escrow Amount” for 2012 shall be $15,000,000, and for each year after 2012 the Minimum Escrow Amount will be equal to the greater of (i) $15,000,000 or (ii) if the CPI published for the December immediately preceding the beginning of such year (or, if no CPI is available for such December, for the month closest to January 1 of such year) (the “Comparison Index”) exceeds the CPI published for December 2011 (the “Base Index”), an amount equal to $15,000,000 multiplied by a fraction of which the numerator is the Comparison Index for such year and the denominator is the Base Index, provided that in no event shall the Minimum Escrow Amount for any year be less than the Minimum Escrow Amount for the then immediately preceding year.   “CPI” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for the United States City Average (All Urban Consumers, All Items), as in effect from time to time.  If the CPI shall be discontinued, there shall be substituted for the CPI a reasonably reliable and comparable index or other information furnished by the government or independent third party source, in either case as mutually selected by the Holdco Parties and the TW Parties or, in the absence of agreement between the Holdco Parties and the TW Parties, by a third party mutually selected by the Holdco Parties and the TW Parties (or, in the absence of a mutual selection of such a person, by arbitration), evaluating changes in the cost of living or purchasing power of the consumer dollar in the cities of the United States.  The Escrow Amounts shall be determined not later than March 31 of each such year(1) and, without limiting any of Holdco’s other obligations, the Holdco Escrow Parties, jointly and severally, shall deposit such amounts as shall be necessary to equal the Escrow Amounts with the Escrow Agent within five Business Days thereafter, and all amounts held in the Escrow Account in excess of the Escrow Amount shall be returned promptly to Holdco; provided, however, that (x) the Holdco Escrow Parties shall not be obligated to deposit funds in the Escrow Account in 2010 and (y) for the year 2011, the Holdco Escrow Parties shall be obligated to deposit funds in the Escrow Account on or before July 18, 2011.  All amounts held in escrow shall be used, at the election of the TW Parties, to satisfy amounts owing to the TW Parties under this Agreement (and such use shall cure any Triggering Default but only to the extent of the amounts so used), but only after all cash flow derived from the Texas Units and the Georgia Units then subject to the Beneficial Share Assignments have been applied to such amounts so owing.

15.                                 The TW Parties hereby acknowledge Sections 6.1.2 and 6.1.7 of the Original Agreement, and hereby consent to (a) the guarantee by Holdco, SFTP and SFEC of the Acquisition Company Loan, (b) the guarantee by Holdco, SFEC or any of its Subsidiaries of Indebtedness of any Person (other than the Acquisition Companies) (x) the proceeds of which

(1)                    With respect to determining payments for the first year (1999), 1998 numbers for Texas park will be doubled.  Actual 1997 and 1998 results for Georgia will be used.

are used solely to refinance, replace or otherwise repay the Acquisition Company Loan and (y) is in a principal amount not to exceed the total amount of the obligations outstanding under the Acquisition Company Loan at such time, and (c) the GP Holdings Beneficial Share Assumption.

16.                                 Each of the Subsequently Joined Subsidiaries hereby approves, authorizes and ratifies in all respects Amendment No. 1 to Subordinated Indemnity Agreement, dated as of November 5, 1999, Amendment No. 2 to the Subordinated Indemnity Agreement, dated as of June 12, 2002, Amendment No. 3 to the Subordinated Indemnity Agreement, dated as of April 13, 2004, Amendment No. 4 to the Subordinated Indemnity Agreement, dated as of December 8, 2006, Amendment No. 5 to the Subordinated Indemnity Agreement, dated as of April 2, 2007, and the Assignment and Assumption Agreement, dated as of March 23, 2009, as if such Subsequently Joined Subsidiary was an original party thereto.

17.                                 This Amendment shall become effective upon the closing of the Acquisition Company Loan.

18.                                 Except as expressly amended herein, all provisions of the Original Agreement shall remain in full force and effect.

19.                                 This Amendment shall be governed and construed in accordance with the Original Agreement.

20.                                 This Amendment may be signed in any number of counterparts each of which shall be an original and all of which shall together constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

In Witness Whereof, the parties hereto have executed this Amendment as of the day and year first above written.

Six Flags, Inc., as successor in interest to
Premier Parks Inc.

By:	/s/ Jeffrey R. Speed
	Name:	Jeffrey R. Speed
	Title:	Executive Vice President and
Chief Financial Officer

GP Holdings Inc.

By:	/s/ Mark Quenzel
	Name:	Mark Quenzel
	Title:	President

Historic TW Inc.

By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

Warner Bros. Entertainment Inc., as assignee of Time Warner Entertainment Company, L.P.

By:	/s/ Annaliese S. Kambour
	Name:	Annaliese S. Kambour
	Title:	Senior Vice President - Taxes

[Signature Page to Amendment No. 6 to the Subordinated Indemnity Agreement]

TW-SPV Co.

By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

Six Flags Operations Inc.

By:	/s/ Jeffrey R. Speed
	Name:	Jeffrey R. Speed
	Title:	Executive Vice President And
Chief Financial Officer

Six Flags Theme Parks Inc.

By:	/s/ Jeffrey R. Speed
	Name:	Jeffrey R. Speed
	Title:	Executive Vice President And
Chief Financial Officer

SFOG II, Inc.

By:	/s/ Andrew Schleimer
	Name:	Andrew Schleimer
	Title:	Executive Vice President

SFT Holdings, Inc.

By:	/s/ Mark Shapiro
	Name:	Mark Shapiro
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 6 to the Subordinated Indemnity Agreement]

Park Management Corp.
Funtime Parks, Inc.
Funtime, Inc.
Premier Parks Of Colorado Inc.
Great Escape Holding Inc.
Premier International Holdings Inc.
Premier Parks Holdings Inc.
Stuart Amusement Company
Riverside Park Enterprises, Inc.
KKI, LLC
Astroworld LP LLC
Astroworld GP LLC
Hurricane Harbor LP LLC
Hurricane Harbor GP LLC
Six Flags Services, Inc.
Six Flags Services of Illinois, Inc.
Six Flags America Property Corporation
Fiesta Texas, Inc.
SFJ Management Inc.
Great America LLC
Six Flags St. Louis LLC
Magic Mountain LLC
Six Flags Great Adventure LLC
South Street Holdings LLC
PP Data Services Inc.
HWP Development Holdings LLC

By:	/s/ Danielle J. Bernthal
	Name:	Danielle J. Bernthal
	Title:	Assistant Vice President

SFRCC Corp.

By	/s/ Andrew Schleimer
	Name:	Andrew M. Schleimer
	Title:	President

[Signature Page to Amendment No. 6 to the Subordinated Indemnity Agreement]

Astroworld LP

By:	Astroworld GP LLC,
Its General Partner

By:	/s/ Danielle J. Bernthal
	Name:	Danielle J. Bernthal
	Title:	Assistant Vice President

Hurricane Harbor LP

By:	Hurricane Harbor GP LLC,
its General Partner

By:	/s/ Danielle J. Bernthal
	Name:	Danielle J. Bernthal
	Title:	Assistant Vice President

Six Flags America LP

By:	Funtime, Inc.,
its General Partner

By:	/s/ Danielle J. Bernthal
	Name:	Danielle J. Bernthal
	Title:	Assistant Vice President

Six Flags Great Escape L.P.
Great Escape Theme Park L.P.
Great Escape Rides L.P.

By:	Great Escape Holding Inc.,
their General Partner

By:	/s/ Danielle J. Bernthal
	Name:	Danielle J. Bernthal
	Title:	Assistant Vice President

[Signature Page to Amendment No. 6 to the Subordinated Indemnity Agreement]